UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 6, 2020

Date of Report (Date of earliest event reported)

CBIZ, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500

Cleveland, Ohio 44131

(Address of principal executive offices, including zip code)

216-447-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange On which registered
Common Stock per value $0.01 per share	CBZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( §240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(d)	Election of New Directors.

Effective August 6, 2020, the Board of CBIZ, Inc. (the “Company”) expanded the number of its directors to ten and elected Mr. A. Haag Sherman to serve as an independent Director of CBIZ, Inc. Mr. Sherman will serve through the 2021 Annual Meeting, at which time he is expected to stand for re-election. As a non-employee director he will receive the standard compensation for a CBIZ non-employee director as outlined in the Company’s 2020 Proxy Statement. As a new director he has been granted 50,000 immediately vested options as of August 6, 2020. Mr. Sherman is not a party to any related party transactions outlined in Item 404(a) of Regulation S-K. Mr. Sherman has been appointed to serve on the Company’s Audit Committee. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01(d)	Exhibits.

Exhibit 99.1	Press Release of CBIZ, Inc. dated August 10, 2020, announcing the appointment of A. Haag Sherman to the CBIZ Board of Directors.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2020

CBIZ, Inc.

By:	/s/ Michael W. Gleespen
Name:	Michael W. Gleespen
Title:	Corporate Secretary